EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of PECO Energy Company on Form S-3 (File Nos. 33-53785, 33-53785-1, 33-54935,
33-49887, 33-43523, and 33-59152) and on Form S-8 (File No. 33-30317) of our
reports dated January 30, 1995, on our audits of the consolidated financial statements and financial schedule of PECO Energy Company as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which reports are incorporated by reference and included, respectively, in this Annual Report of Form 10-K.


COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 23, 1995